UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of report (Date of earliest event reported): August 28, 2008

FAR EAST ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada
 (State or other jurisdiction of incorporation)

0-32455	88-0459590
(Commission File Number)	(IRS Employer Identification Number)

363 N. Sam Houston Parkway East, Suite 380, Houston, Texas 77060
(Address of principal executive offices)

(832) 598-0470
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement; Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 28, 2008, Far East Energy Corporation (the "Company") appointed Andrew Lai to succeed  Randall D. Keys, who notified the Company that he will resign as Chief Financial Officer effective October 1, 2008.

Mr. Lai, age 44, joined the Company in January 2007 and currently serves as Corporate Controller and Treasurer.  He has also served as General Counsel and Secretary of the Company, and will retain his responsibilities as Corporate Secretary when he becomes Chief Financial Officer.  Prior to joining the Company, Mr. Lai held financial management positions with EOG Resources, Inc. from 1999 through January 2007.  He also served with UMC Petroleum (now part of Devon Energy) from 1987 to 1995 and practiced public accounting from 1995 through 1999.  Mr. Lai was raised in Hong Kong and is fluent in Cantonese and Mandarin.  He holds BBA, MBA and J.D. degrees from the University of Houston and interned for the Securities and Exchange Commission.  Mr. Lai is a Texas CPA and attorney.

Mr. Lai will receive an initial base salary of $195,000.  He may also receive discretionary bonuses as determined by the Compensation Committee of the Company.  Mr. Lai will also receive options to purchase up to 100,000 shares of the Company's common stock and 45,000 shares of restricted stock.

Item 9.01                      Financial Statements and Exhibits.

(d)    Exhibits

Exhibit
Number                                Description

99.1                            Press Release

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 28, 2008

                        Far East Energy Corporation

                        By:  /s/ Michael R. McElwrath
                        Michael R. McElwrath
                               Chief Executive Officer

Index to Exhibits
Exhibit
Number                                Description

99.1                            Press Release